Exhibit 10.75

AMENDMENT NO. 1

to

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of January 25, 2006, by and between Hexion Specialty Chemicals, Inc., a New Jersey corporation (the “Company”), and Marvin O. Schlanger (“Executive”).

WHEREAS, the Company and Executive previously entered into that certain Employment Agreement as of May 31, 2005 (the “Agreement”); and

WHEREAS, the Company and Executive desire to amend the terms of the Agreement as set forth herein;

NOW, THEREFORE, the parties agree as follows:

1. Section 2.a. of the Agreement shall be amended and restated to read in its entirety as follows:

“a. This Agreement and the term of employment shall commence and be effective from and after the Effective Time and, subject to the terms hereof, shall terminate on March 31, 2006 (the “Expiration Date”).”

2. Section 2.b. of the Agreement shall be amended by replacing “January 1, 2006” with “April 1, 2006.”

3. The first sentence of Section 3.a. of the Agreement shall be amended and restated to read in its entirety as follows:

“a. Base Salary. During the term of employment hereunder, the Company shall pay Executive a base salary (less applicable deductions and withholdings) at the rate of (i) Four Hundred Thousand Dollars ($400,000) per year during the period from the Effective Time through December 31, 2005, and (ii) Twelve Thousand Five Hundred Dollars ($12,500) per month during the period from January 1, 2006 through March 31, 2006 (the “Extension Period”).

4. Section 3.b. of the Agreement shall be amended by deleting the last sentence and replacing it with the following two sentences:

“The Company shall pay Executive the Bonus on a date during the Extension Period to be mutually agreed upon by the Company and Executive and in any event no later than March 15, 2006. Executive shall not be entitled to any bonus under this Agreement with respect to services performed during the Extension Period.”

5. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms as amended by Amendment No 1. thereto.

6. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

7. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

HEXION SPECIALTY CHEMICALS, INC.

By:	/S/ CRAIG O. MORRISON
Craig O. Morrison
Chief Executive Officer

EXECUTIVE

/S/ MARVIN O. SCHLANGER
Marvin O. Schlanger